                                                                    EXHIBIT 10.9


                               MERCURY MAIL, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         This Series B Preferred Stock Purchase Agreement (the "Agreement") is entered into as of July 22, 1996, by and among Mercury Mail, Inc., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE

            1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series B Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B.

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of Three Dollars ($3.00) per Share.

         2. CLOSING, DELIVERY AND PAYMENT

            The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on July 22, 1996, at the offices of Brownstein Hyatt Farber & Strickland, P.C., 410 Seventeenth Street, Suite 2200, Denver, Colorado 80202, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and to carry out the other provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

            3.2 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) ten million (10,000,000) shares of Common Stock, one million (1,000,000) shares of which are issued and outstanding, and (ii) three million three hundred thirty thousand (3,330,000) shares of Preferred Stock, eight hundred eighty thousand (880,000) shares of which are designated as Series A Preferred Stock, all of which are issued and outstanding, and two million four hundred fifty thousand (2,450,000) of which are designated as Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for outstanding employee options to purchase a total of 407,700 shares of Common Stock and a warrant for 525,000 shares of Series B Preferred Stock issued to Tribune Media Services, there are no outstanding options, warrants or other rights to purchase from the Company any of its securities.

            3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms.

            3.4 CONSENTS AND APPROVALS. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby.

            3.5 NO VIOLATIONS. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or bylaws of the Company and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any material agreement or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound.

            3.6 FINANCIAL STATEMENTS; INTERIM CHANGES. The Company's unaudited balance sheet as of June 30, 1996 (the "Latest Balance Sheet") and unaudited statements of income and cash flows of the Company for the period from inception to June 30, 1996 delivered to the Purchasers in connection with the investment contemplated hereby have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of the Company for the period covered thereby, and the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or prospects of the Company.

            3.7 COMPLIANCE WITH LAWS. The Company's business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Company.

            3.8 PROPRIETARY RIGHTS. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing.

            3.9 ACTIONS PENDING. There is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened in writing against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

            3.10 MATERIAL CONTRACTS. Except as set forth on the Disclosure Schedule attached hereto, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting contract, (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders, (iv) any agreement evidencing or providing for any indebtedness for borrowed money, or (v) any other agreement that could reasonably be deemed material to the Company.

            3.11 INVESTMENTS IN UNITED STATES REAL PROPERTY INTERESTS. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(l)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the five (5) year period preceding the date of this letter. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

            3.12 UNRELATED BUSINESS TAXABLE INCOME. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income. This Section 3.12 shall not be deemed to apply to (i) any compensation (in cash, stock or other form) received by designees of the Purchasers in their capacities as directors of the Company that is transferred to the Purchasers or (ii) any income included under Section 512(b)(4) of the Code as a result of acquisition indebtedness incurred by any Purchaser in connection with the purchase of an interest in the Company.

            3.13 QUALIFIED SMALL BUSINESS. To the best of its knowledge, the Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the shares to qualify as Qualified Small Business Stock; provided that, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action, which in its good faith judgment is not in the best interests of the Company or its stockholders.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

            4.1 REQUISITE POWER AND AUTHORITY. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

            4.2 INVESTMENT REPRESENTATIONS. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                (a) PURCHASER BEARS ECONOMIC RISK. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

                (b) ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares and the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

                (c) PURCHASER CAN PROTECT ITS INTEREST. Such Purchaser represents that, by reason of its or of its management's business or experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

                (d) ACCREDITED INVESTOR. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (e) COMPANY INFORMATION. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (f) RULE 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5. CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

            The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

                (i) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date;

                (ii) the merger of Mercury Mail, Inc., a Colorado corporation, with and into the Company (with the Company surviving the merger) shall have been consummated in accordance with the Delaware General Corporation Law and the Colorado Business Corporation Act;

                (iii) the Purchasers shall have received the legal opinion of Cooley Godward Castro Huddleson & Tatum, counsel to the Company, in the form of Exhibit C hereto;

                (iv) concurrently with the Closing, the Company, the Purchasers and the existing stockholders of the Company shall have entered into the Stockholders Agreement in the form attached hereto as Exhibit D;

                (v) the Company shall have provided to Centennial Fund IV, L.P. ("Centennial") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents; and

                (vi) all other Purchasers shall have concurrently purchased the Shares to be purchased by them pursuant to this Agreement.

         6. EXPENSE REIMBURSEMENT

            The Company hereby agrees to reimburse each Purchaser for its out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all expenses incurred in connection with its due diligence examination of the Company, the preparation and negotiation of this Agreement, the Stockholders Agreement and all other documents evidencing the transactions contemplated herein (including the fees and expenses of one counsel representing all the Purchasers in an amount not to exceed $20,000 for services performed in connection with the initial closing hereunder), and in connection with the enforcement of rights and remedies of the Purchasers hereunder and under the Stockholders Agreement and the Company's Certificate of Incorporation.

         7. MISCELLANEOUS

            7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

            7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

            7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and the other documents delivered pursuant hereto, including the Stockholders Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            7.5 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the mutual written consent of the Company and the Purchasers; provided, however, that following the Closing such amendment or modification may be effected with the approval of the holders of two-thirds of the outstanding Shares.

            7.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 1050 Seventeenth Street, Suite 1600, Denver, Colorado 80265 and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

            7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            7.9 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.9 being untrue.

            7.10 FUTURE FINANCINGS. The parties hereto acknowledge and agree that one or more subsequent closings of the sale of up to 500,000 additional shares of Series B Preferred may be held on or prior to August 31, 1996 on substantially the same terms and conditions as are applicable to the sale of Series B Preferred hereunder. Such additional closings may be effected by execution of an additional signature page to this Agreement and the Stockholders Agreement and satisfaction of the closing conditions set forth in Section 5 hereof. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any subsequent closing or any other future financings by the Company.

            IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

                                   COMPANY:

                                   MERCURY MAIL, INC.

                                   By: /s/
                                      ------------------------------------------
                                   Title: VP FINANCE, CFO
                                         ---------------------------------------


                                   PURCHASERS:

                                   CENTENNIAL FUND IV, L.P.

                                   By:  Centennial Holdings IV, L.P.
                                        Its General Partner

                                   By: /s/ ADAM GOLDMAN
                                      ------------------------------------------
                                   Title: General Partner

                                   TELECOM PARTNERS, L.P.

                                   By: /s/ STEPHEN W. SCHOVEE
                                      ------------------------------------------
                                   Title: Managing Member of Telecom
                                         ---------------------------------------
                                         Management L.L.L. its General Partner
                                         ---------------------------------------

                                   BOULDER VENTURES LTD.

                                   By: /s/ KYLE LEFKOFF
                                      ------------------------------------------
                                   Title: Kyle Lefkoff-General Partner
                                         ---------------------------------------

                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                              Aggregate
                                              Number          Purchase
Name and Address                             of Shares          Price
                                           --------------   --------------

Centennial Fund IV, L.P.                          933,333   $    2,799,999
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Adam Goldman

Telecom Partners, L.P.                            400,000   $    1,200,000
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Stephen W. Schovee

Boulder Ventures Ltd.                              83,333          249,999
1634 Walnut Street, Suite 301
Boulder, CO 80301
Attn: Kyle Lefkoff
                                           --------------   --------------
Totals                                          1,416,666   $    4,249,998
                                           ==============   ==============

                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                             (Intentionally Omitted)

                        SERIES B STOCK PURCHASE AGREEMENT


                                    EXHIBIT C



                              FORM OF LEGAL OPINION



                             (Intentionally Omitted)

                        SERIES B STOCK PURCHASE AGREEMENT


                                    EXHIBIT D

                         FORM OF STOCKHOLDERS AGREEMENT




                             (Intentionally Omitted)

                               MERCURY MAIL, INC.

                                AMENDMENT NO. 1
                                       TO
                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Amendment No. 1 to Series B Preferred Stock Purchase Agreement (the "Amendment") is entered into as of September 19, 1996, by and among Mercury Mail, Inc., a Delaware corporation (the "Company"), the Prior Purchasers set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Prior Purchasers") and SOFTBANK Holdings Inc., a Delaware corporation ("SOFTBANK").

                                    RECITALS

                  A. The Company and the Prior Purchasers are parties to (i) the Series B Preferred Stock Purchase Agreement, dated as of July 22, 1996 (the "Purchase Agreement"), pursuant to which the Prior Purchasers purchased from the Company an aggregate of 1,416,666 shares (the "Shares") of the Company's Series B Preferred Stock ("Series B Preferred"), and (ii) the Stockholders Agreement, dated as of July 22, 1996 (the "Stockholders Agreement"), pursuant to which the Company granted to the Prior Purchasers certain registration and other rights with respect to the Shares.

                  B. Section 7.6 of the Purchase Agreement provides that the Purchase Agreement may be amended upon mutual written consent of the Company and the Prior Purchasers.

                  C. The Company and the Prior Purchasers desire to amend the Purchase Agreement to provide for the sale of additional shares of Series B Preferred to SOFTBANK on the terms and conditions set forth in the Purchase Agreement.

                  In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       SALE OF NEW SHARES

                  Subject to the terms and conditions of the Purchase Agreement, the Company agrees to issue and sell to SOFTBANK and SOFTBANK agrees to purchase from the Company 440,000 shares of Series B Preferred (the "New Shares"), at a purchase price of Three Dollars ($3.00) per share or an aggregate purchase price of $1,320,000.

         2.       CLOSING DATE OF SALE OF NEW SHARES

                  The closing of the sale of New Shares described in Section 1 hereof (the "Second Closing") shall be held at the offices of Cooley Godward Castro Huddleson & Tatum in Boulder,

Colorado, at 10:00 a.m., EST, on September 19, 1996, or at such other time and place as the Company and Softbank shall agree (the "Second Closing Date").

         3.       AMENDMENTS TO PURCHASE AGREEMENT AND DISCLOSURE
                  SCHEDULE

                  3.1 PURCHASE AGREEMENT. The Purchase Agreement is hereby amended to provide as follows: (i) SOFTBANK shall be deemed to be a "Purchaser" for all purposes under the Purchase Agreement and shall have all the rights and benefits and be subject to all the obligations and restrictions set forth therein; (ii) the New Shares shall be deemed to be "Shares" for all purposes under the Purchase Agreement; (iii) references in the Purchase Agreement to the "Closing" and the "Closing Date" shall be deemed to refer to the Second Closing and the Second Closing Date for purposes of the purchase hereunder by SOFTBANK of the New Shares; (iv) Section 3.2 of the Purchase Agreement is hereby amended to include the following: "Immediately prior to the Second Closing, one million four hundred sixteen thousand six hundred sixty-six (1,416,666) shares of Series B Preferred Stock are issued and outstanding and, except for outstanding employee options to purchase a total of 542,700 shares of Common Stock and a warrant to purchase 549,000 shares of Series B Preferred issued to Tribune Media Services, Inc., there are no outstanding options, warrants or other rights to purchase from the Company any of its securities."; and (v) Section 5(vi) of the Purchase Agreement is hereby amended in its entirety to state as follows: "all other Purchasers shall have concurrently purchased the Shares to be purchased by them pursuant to the this Agreement, except for any Purchaser(s) who shall have purchased Shares at a subsequent closing pursuant to this Agreement or any amendment hereto."

                  3.2 DISCLOSURE SCHEDULE. For purposes of the Second Closing only, the Disclosure Schedule attached to the Purchase Agreement, including Exhibits A through D thereto, is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

                  3.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The following representations and warranties of the Company are hereby added to
Section 3 of the Purchase Agreement:

                "3.14 DISCLOSURE. Neither this Agreement nor any schedule hereto, nor any written disclosure document furnished by or on behalf of the Company to the Purchasers or counsel to the Purchasers in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing relating to future events or the projected future financial performance of the Company, including any financial projections or descriptions of potential strategic or business relationships between the Company and third parties.

                 3.15 PERMITS. The Company has all franchises, permits, licenses and other authority necessary for its business as now being conducted and believes it can obtain, without undue burden or expense, any similar authority for its business as planned to be conducted. The Company is not in default in any material respect under any such franchise, permit, license or other authority.

                 3.16 INTELLECTUAL PROPERTY. The Company owns or has sufficient rights to use, free and clear of all liens, charges, claims, and restrictions, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes and other intellectual property rights necessary to its business as presently conducted."

         4.       MISCELLANEOUS

                  4.1 ENTIRE AGREEMENT. Section 7.4 of the Purchase Agreement is hereby amended in its entirety to state as follows: "This Agreement, and any amendment hereto, the Exhibits and the other documents delivered pursuant hereto or pursuant to any such amendment, including the Stockholders Agreement, and any amendment thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein."

                  4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  4.3 BROKER'S FEES. Section 7.9 of the Purchase Agreement is hereby amended in its entirety to read as follows:

                 "7.9 BROKER'S FEES. Except for the consultant fee to be paid by SOFTBANK to Bradley Feld, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of any such fee or commission payable by such indemnifying party."

                  4.4 RIGHT OF ASSIGNMENT. SOFTBANK will be entitled to transfer all or part of the shares of Series B Preferred purchased by it to one or more affiliated partnerships managed by it, provided that such transferee agrees in writing to be subject to the terms of the Purchase Agreement and the Stockholders Agreement, each as amended, as if it were a purchaser and holder thereunder.

                  4.5 REIMBURSEMENT OF EXPENSES.The Company shall pay the reasonable fees and expenses of counsel for SOFTBANK, up to a maximum of $15,000.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

                             COMPANY:

                             MERCURY MAIL, INC.


                             By:   /s/
                                   ------------------------------
                             Title:    President & CEO
                                   ------------------------------
                             PRIOR PURCHASERS:

                             CENTENNIAL FUND IV, L.P.

                             By:     Centennial Holdings IV, L.P.
                                     Its General Partner


                             By:  /s/
                                ---------------------------------
                             Title:    General Partner
                                   ------------------------------

                             TELECOM PARTNERS, L.P.

                             By:     Telecom Management L.L.C.
                                     Its General Partner

                             By:  /s/
                                ---------------------------------
                             Title:  Managing Member
                                   ------------------------------

                             BOULDER VENTURES LTD.


                             By:  /s/
                                ---------------------------------
                             Title:  General Partner
                                   ------------------------------

                             SOFTBANK:

                             SOFTBANK HOLDINGS INC.


                             By:  /s/
                                ---------------------------------
                             Title:
                                   ------------------------------

                                AMENDMENT NO. 1
                                       TO
                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                             Aggregate
                                                          Number             Purchase
Name and Address                                          of Shares          Price
----------------                                         ----------        ----------
PRIOR PURCHASERS (FIRST CLOSING):

Centennial Fund IV, L.P.                                    933,333        $2,799,999
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Adam Goldman

Telecom Partners, L.P.                                      400,000        $1,200,000
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Stephen W. Schovee

Boulder Ventures Ltd.                                        83,333        $  249,999
1634 Walnut Street, Suite 301
Boulder, CO 80301
Attn: Kyle Lefkoff
                                                         ----------        ----------
         First Closing Totals                             1,416,666        $4,249,998
                                                         ----------        ----------
SOFTBANK (SECOND CLOSING):

SOFTBANK Holdings Inc.                                      440,000        $1,320,000
10 Langley Road
Suite 403
Newton Center, MA 02159
Attn: Charles R. Lax
                                                         ----------        ----------

         Totals of First and Second Closings              1,856,666        $5,569,998
                                                         ==========        ==========

                               MERCURY MAIL, INC.

                                AMENDMENT NO. 2
                                       TO
                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Amendment No. 2 to Series B Preferred Stock Purchase Agreement (the "Amendment") is entered into as of November 22, 1996, by and among Mercury Mail, Inc., a Delaware corporation (the "Company"), the Prior Purchasers set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Prior Purchasers") and Tribune Company, a Delaware corporation ("Tribune").

                                    RECITALS

                  A. The Company and the Prior Purchasers are parties to (i) the Series B Preferred Stock Purchase Agreement, dated July 22, 1996, as amended September 19, 1996 (the "Purchase Agreement"), pursuant to which the Prior Purchasers purchased from the Company an aggregate of 1,856,666 shares (the "Shares") of the Company's Series B Preferred Stock ("Series B Preferred"), and (ii) the Stockholders Agreement, dated July 22, 1996, as amended September 19, 1996 (the "Stockholders Agreement"), pursuant to which the Company granted to the Prior Purchasers certain registration and other rights with respect to the Shares.

                  B. Section 7.6 of the Purchase Agreement provides that the Purchase Agreement may be amended upon mutual written consent of the Company and the Prior Purchasers.

                  C. Tribune has determined to exercise that certain Amended and Restated Warrant to purchase 666,667 shares of Series B Preferred, dated August 9, 1996 (the "Amended Warrant").

                  D. The Company and the Prior Purchasers desire to amend the Purchase Agreement to provide for the sale of the shares of Series B Preferred issuable to Tribune pursuant to the Warrant on the terms and conditions set forth in the Purchase Agreement.

                  In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       SALE OF NEW SHARES

                  Subject to the terms and conditions of the Purchase Agreement, the Company agrees to issue and sell to Tribune and Tribune agrees to purchase from the Company 666,667 shares of Series B Preferred (the "New Shares"), at a purchase price of Three Dollars ($3.00) per share or an aggregate purchase price of $2,000,001.

         2.       CLOSING DATE OF SALE OF NEW SHARES

                  The closing of the sale of New Shares described in Section 1 hereof (the "Third Closing") shall be held at the offices of Cooley Godward LLP in Boulder, Colorado, at 10:00 a.m., EST, on November 22, 1996, or at such other time and place as the Company and Tribune shall agree (the "Third Closing Date").

         3.       AMENDMENTS TO PURCHASE AGREEMENT AND DISCLOSURE
                  SCHEDULE

                  3.1 PURCHASE AGREEMENT. The Purchase Agreement is hereby amended to provide as follows: (i) Tribune shall be deemed to be a "Purchaser" for all purposes under the Purchase Agreement and shall have all the rights and benefits and be subject to all the obligations and restrictions set forth therein; (ii) the New Shares shall be deemed to be "Shares" for all purposes under the Purchase Agreement; (iii) references in the Purchase Agreement to the "Closing" and the "Closing Date" shall be deemed to refer to the Third Closing and the Third Closing Date for purposes of the purchase hereunder by Tribune of the New Shares; (iv) Section 3.2 of the Purchase Agreement is hereby amended to include the following: "Immediately prior to the Third Closing, one million eight hundred fifty-six thousand six hundred sixty-six (1,856,666) shares of Series B Preferred Stock are issued and outstanding and, except for outstanding employee and consultant options to purchase a total of 627,643 shares of Common Stock there are no outstanding options, warrants or other rights to purchase from the Company any of its securities"; and (v) Section 3.6 of the Purchase Agreement is hereby amended for purposes of the Third Closing only to replace references to "June 30, 1996" with "October 31, 1996."

                  3.2 DISCLOSURE SCHEDULE. For purposes of the Third Closing only, the Disclosure Schedule attached to the Purchase Agreement, including Exhibits A through D thereto, is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

                  3.3 CONDITION TO COMPANY'S OBLIGATIONS. For purposes of the Third Closing only, the obligation of the Company to deliver the Shares at the Third Closing shall be subject to (i) surrender by Tribune at the Third Closing of that certain Warrant to purchase 525,000 shares of Series B Preferred Stock of the Company dated August 9,1996, which warrant has been amended and restated in its entirety by the Amended Warrant, and (ii) delivery by Tribune at the Third Closing of an executed Notice of Exercise with respect to the Amended Warrant.

         4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

                                    COMPANY:

                                    MERCURY MAIL, INC.


                                    By: /s/
                                        ---------------------------------
                                    Title:   President & CEO
                                          -------------------------------

                                    PRIOR PURCHASERS:

                                    CENTENNIAL FUND IV, L.P.

                                    By:      Centennial Holdings IV, L.P.
                                             Its General Partner


                                    By: /s/
                                        ---------------------------------
                                    Title:   General Partner

                                    TELECOM PARTNERS, L.P.

                                    By:      Telecom Management L.L.C.
                                             Its General Partner


                                    By: /s/
                                        ---------------------------------
                                    Title:   Managing Member

                                    BOULDER VENTURES LTD.


                                    By: /s/
                                        ---------------------------------
                                    Title:   General Partner

                                    SOFTBANK VENTURES INC.

                                    By: /s/
                                        ---------------------------------
                                    Title:
                                          -------------------------------

                                    TRIBUNE COMPANY


                                    By: /s/
                                        ---------------------------------
                                    Title:    VP/General Counsel
                                          -------------------------------

                               AMENDMENT NO. 2 TO
                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                          Aggregate
                                                          Number          Purchase
Name and Address                                        of Shares         Price
----------------                                       ----------        ----------
PRIOR PURCHASERS (FIRST CLOSING):

Centennial Fund IV, L.P.                                  933,333        $2,799,999
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Adam Goldman

Telecom Partners, L.P.                                    400,000        $1,200,000
1999 Broadway, Suite 2100
Denver, CO 80202
Attn: Stephen W. Schovee

Boulder Ventures Ltd.                                      83,333        $  249,999
1634 Walnut Street, Suite 301
Boulder, CO 80301
Attn: Kyle Lefkoff
                                                       ----------        ----------
         First Closing Totals                           1,416,666        $4,249,998
                                                       ----------        ----------
SOFTBANK (SECOND CLOSING):

SOFTBANK Ventures Inc.                                    440,000        $1,320,000
10 Langley Road
Suite 403
Newton Center, MA 02159
Attn: Charles R. Lax

TRIBUNE (THIRD CLOSING):

Tribune Company                                           666,667        $2,000,001
435 North Michigan Avenue
Chicago, IL 60611-4001
Attn:  David D. Williams
                                                       ----------        ----------
Totals of First, Second and Third Closings              2,523,333        $7,563,999
                                                       ==========        ==========